UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________________________________________________________________________________

Date of Report (Date of earliest event reported): July 20, 2015

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 N. Orlando Avenue, Suite 200 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

CURRENT REPORT ON FORM 8-K
IZEA, INC.
July 20, 2015

Item 1.01     Entry into a Material Agreement.

IZEA, Inc. (the "Company") has provided notice to its holders of series A and series B warrants to purchase common stock issued in its August - September 2013 private placement (the “2013 Warrants”) and series A and series B warrants to purchase common stock issued in its February 2014 private placement (the “2014 Warrants”) the opportunity to exercise the 2013 Warrants and 2014 Warrants (together, the “Warrants”) at reduced exercise prices for a limited period. From July 20, 2015 until 11:59 p.m. Eastern time, on August 14, 2015, the Company is offering a 25% discount on the warrant exercise prices to investors holding the 2013 Warrants and a 26% discount on the warrant exercise prices to investors holding the 2014 Warrants. If and to the extent a holder does not exercise its Warrants at the reduced exercise prices, the exercise prices of any unexercised Warrants will remain at their original exercise prices of $0.25 and $0.50 per share for the series A and series B 2013 Warrants, respectively, and $0.35 and $0.50 per share for the series A and series B 2014 Warrants, respectively, until their stated expiration dates. The resale of the common stock underlying the Warrants is covered by IZEA’s Registration Statements on Form S-1 (Registration Nos. 333-191743, 333-195081 and 333-197482), which are on file with the Securities and Exchange Commission.

The warrant exercise offer is being made pursuant to the terms of Warrant Amendment and Exercise Agreements dated July 20, 2015, entered into with holders owning more than 70% of the Company's outstanding warrants issued in 2013 and 2014. All members of the Company’s Board of Directors holding warrants agreed to exercise 100% of their holdings. Institutional investors including Special Situations Funds, Privet Fund, Goldman Partners, Diker Management and Potomac Capital Partners also committed to exercise 100% of their warrant holdings. Pursuant to such exercises, the Company would receive gross cash proceeds of a minimum of $11 million at the end of the reduced exercise price offer period. The Company agreed pursuant to the Warrant Amendment and Exercise Agreements to promptly commence an offer to provide for the other holders of 2013 Warrants and 2014 Warrants the same opportunity to exercise their warrants at the reduced exercise prices.

In exchange for the reduction in the warrant exercise price, the investors holding a majority of the 2014 Warrants agreed to amend the 2014 Warrants to remove the price-based anti-dilution adjustment provisions contained in those warrants. The removal of these provisions from the 2014 Warrants is intended to eliminate the negative accounting impact of the non-cash derivative liability on the Company’s GAAP financial statements related to those warrants.

Any and all Warrants properly exercised in accordance with their respective terms prior to the end of the warrant exercise offer period will be accepted by the Company at the reduced exercise prices upon closing. Except for the temporarily reduced exercise prices and elimination of the anti-dilution adjustment provisions in the 2014 Warrants, the terms of the 2013 Warrants and 2014 Warrants remain unchanged.

The foregoing summary of the Warrant Amendment and Exercise Agreement is qualified in its entirety by reference to the full text of the form of the Warrant Amendment and Exercise Agreement attached as Exhibit 4.1, which is incorporated herein in its entirety. The Company issued a press release on July 20, 2015 in connection with the execution of the Warrant Amendment and Exercise Agreements.

Item 9.01.	Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description
4.1	Form of Warrant Amendment and Exercise Agreement dated July 20, 2015 between IZEA, Inc. and Warrant Holders.
99.1	Press Release issued by IZEA, Inc. on July 20, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: July 23, 2015	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer